Axonics® Appoints Michael H. Carrel to its Board of Directors

IRVINE, CA – March 4, 2019 – Axonics Modulation Technologies, Inc. (NASDAQ: AXNX) a medical technology company focused on the development and commercialization of novel implantable Sacral Neuromodulation (“SNM”) devices for the treatment of urinary and bowel dysfunction, today announced that Michael H. Carrel has been appointed to the Axonics board of directors, effective immediately.

Mr. Carrel has served as the president and CEO and member of the board of AtriCure, Inc. (NASDAQ: ATRC) since late 2012. AtriCure is a medical device company with over 600 employees that develops and markets products for the treatment of atrial fibrillation and related conditions. AtriCure’s current market capitalization is approaching $1.3 billion with 2018 revenue of $202 million, up from $72 million in 2012. Mr. Carrel’s 25-year career includes successful leadership in global organizations in the healthcare and technology industries. Before joining AtriCure, Mr. Carrel was president and CEO of Vital Images, a publicly-traded medical imaging software company which was acquired by Toshiba Medical Systems Corporation. Prior to Vital Images, Mr. Carrel was president and CEO of Zamba Corp., a publicly-traded technology company, and CFO of NextNet Wireless, a provider of non-line-of-sight plug and play broadband wireless access systems. Mr. Carrel serves on the board of the Medical Device Manufacturers Association (MDMA). He earned a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Concurrent with this appointment, John Petrovich, a member of the board of directors since the Company’s inception, has retired from the Axonics board and will not stand for re-election at the Axonics annual shareholder meeting planned for August 19, 2019.

Raphael Wisniewski, chairman of the board of Axonics, said, “On behalf of all stakeholders at Axonics, we thank Mr. Petrovich for his board service over the past five years. The intellectual property that Axonics licensed from the Alfred Mann Foundation (‘the AMF’), where John serves as CEO, has proven to be invaluable to Axonics. We all owe a debt of gratitude to John and AMF for their foresight to place the AMF assets in the hands of the Axonics management team.”

About Axonics Modulation Technologies, Inc.

Axonics, based in Irvine, CA, is focused on the development and commercialization of a novel implantable SNM system for patients with urinary and bowel dysfunction. The Axonics r-SNM® System is the first rechargeable Sacral Neuromodulation system approved for sale in Europe, Canada and Australia, and the first SNM system to gain CE mark for full-body MRI conditional labeling. Premarket Approval (PMA) for the r-SNM System is currently pending with the U.S. FDA. For more information, visit the Company’s website at www.axonicsmodulation.com.

Forward Looking Statements

Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Words such as “planned,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements.  While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Axonics filings with the Securities and Exchange Commission, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contacts:
Axonics’ Contact
Axonics Modulation Technologies, Inc.
Dan Dearen, +1-949-396-6320
President & Chief Financial Officer
ir@axonics.com

Investor & Media Contact
W2Opure
Matt Clawson, +1-949-370-8500
mclawson@w2ogroup.com